EXHIBIT 10.4

AMENDMENT NO. 11 TO CREDIT AGREEMENT
This AMENDMENT NO. 11 TO CREDIT AGREEMENT (this “Amendment”), dated as of October 4, 2018, is among BABCOCK & WILCOX ENTERPRISES, INC., a Delaware corporation (the “Borrower”), BANK OF AMERICA, N.A., in its capacity as administrative agent for the Lenders (as defined in the Credit Agreement described below) (in such capacity, the “Administrative Agent”), and each of the Lenders party hereto, and, for purposes of Sections 1, 5 and 6 hereof, acknowledged and agreed by certain Subsidiaries of the Borrower, as Guarantors.
W I T N E S S E T H:
WHEREAS, the Borrower, the Administrative Agent and the Lenders have entered into that certain Credit Agreement, dated as of May 11, 2015 (as amended by Amendment No. 1 to Credit Agreement, dated as of June 10, 2016, Amendment No. 2 to Credit Agreement, dated as of February 24, 2017, Amendment No. 3 to Credit Agreement, dated as of August 9, 2017, Amendment No. 4 to Credit Agreement, dated as of September 20, 2017, Amendment No. 5 to Credit Agreement, dated as of March 1, 2018, Amendment No. 6 to Credit Agreement, dated as of April 10, 2018, Consent and Amendment No. 7 to Credit Agreement, dated as of June 1, 2018 (“Amendment No. 7”), Amendment No. 8 to Credit Agreement, dated as of August 9, 2018, Amendment No. 9 and Consent to Credit Agreement, dated as of September 14, 2018, Amendment No. 10 to the Credit Agreement, dated as of September 28, 2018, and from time to time further amended, supplemented, restated, amended and restated or otherwise modified, the “Credit Agreement”; capitalized terms used in this Amendment not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement (as amended hereby), pursuant to which the Revolving Credit Lenders have provided a revolving credit facility to the Borrower and the Term Loan Lender has provided a term loan facility to the Borrower; and
WHEREAS, the Borrower has requested that the Administrative Agent and the Required Lenders agree to (1) increase the maximum Outstanding Amount of the L/C Credit Extensions with respect to operations of Babcock & Wilcox Loibl GmbH, (2) increase the permitted amount of actual costs, expenses, losses and/or reductions in Consolidated Net Income experienced in connection with the Vølund Projects contracts to $25,000,000 and (3) extend certain Vølund Project milestones, and the Lenders signatory hereto are willing to consent to effect such amendments on the terms and conditions contained in this Amendment;
NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Amendments to the Credit Agreement.
The Credit Agreement is, effective as of the Amendment No. 11 Effective Date (as defined below), hereby amended as follows (provided that clauses (d) and (e) below solely shall become effective if all Lenders party to the Credit Agreement as of the date hereof are signatories to this Amendment):

(a)
Clause (b)(vii) of the definition of “EBITDA” in Section 1.01 (Defined Terms) of the Credit Agreement shall be amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:

(vii) (A) for any period that includes the Fiscal Quarter ended December 31, 2016, the actual costs, expenses, losses and/or reductions in Consolidated Net Income experienced by the Borrower and its Subsidiaries in such quarter in connection with the Volund Projects in an aggregate amount not to exceed $98,100,000 and, (B) for any period that includes the Fiscal Quarter ended June 30, 2017, the actual costs, expenses, losses and/or reductions in Consolidated Net Income experienced by the Borrower and its Subsidiaries in such quarter in connection with the Volund Projects in an aggregate amount not to exceed $115,200,000, (C) for any period that includes the Fiscal Quarter ended September 30, 2017, the actual costs, expenses, losses and/or reductions in Consolidated Net Income experienced by the Borrower and its Subsidiaries in such quarter in connection with the Vølund Projects in an aggregate amount not to exceed $30,100,000, (D) for any period that includes the Fiscal Quarter ended December 31, 2017, the actual costs, expenses, losses and/or reductions in Consolidated Net Income experienced by the Borrower and its Subsidiaries in such quarter in connection with the Vølund Projects in an aggregate amount not to exceed $38,700,000, (E) for any period that includes the Fiscal Quarter ended March 31, 2018, the actual costs, expenses, losses and/or reductions in Consolidated Net Income experienced by the Borrower and its Subsidiaries in such quarter in connection with the Vølund Projects in an aggregate amount not to exceed $51,100,000, ~~and~~ (F) for any period that includes the Fiscal Quarter ended June 30, 2018, the actual costs, expenses, losses and/or reductions in Consolidated Net Income experienced by the Borrower and its Subsidiaries in such quarter in connection with the Vølund Projects in an aggregate amount not to exceed $72,800,000, (G) for any period that includes the Fiscal Quarter ended September 30, 2018, the actual costs, expenses, losses and/or reductions in Consolidated Net Income experienced by the Borrower and its Subsidiaries in such quarter in connection with the Vølund Projects in an aggregate amount not to exceed $25,000,000, and (H) for any period that includes the Fiscal Quarter ended December 31, 2018, the actual costs, expenses, losses and/or reductions in Consolidated Net Income experienced by the Borrower and its Subsidiaries in such quarter in connection with the Vølund Projects in an aggregate amount not to exceed $25,000,000 less the amount added back pursuant to clause (G) above;

(b)
Clause (b)(xii) of the definition of “EBITDA” in Section 1.01 (Defined Terms) of the Credit Agreement shall be amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:

(xii)    for any period that includes the Fiscal Quarter ended September 30, 2018 or December 31, 2018, any amounts, to the extent not already included in Consolidated Net Income for such Fiscal Quarter and disclosed to the Administrative Agent and its advisors, committed to be received on account of Customer Concessions for the applicable Fiscal Quarter, provided that such amounts added to EBITDA under this clause (xii) shall not exceed $20,000,000 in the aggregate ~~in an amount not to exceed $20,000,000 for such Fiscal Quarter~~;

(c)
Clause (a)(vii) of Section 2.03 (Letters of Credit) of the Credit Agreement shall be amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:

(vii)     Notwithstanding anything to the contrary contained herein, from and after the Amendment No. 5 Effective Date, L/C Credit Extensions (other than on account of Financial Letters of Credit) shall be limited to the following purposes: (A) renewals of existing Letters of Credit, provided that increases to the Outstanding Amount thereof shall not exceed 105% of such Outstanding Amount, (B) L/C Credit Extensions solely on account of the operations of the power segment (i.e., the Borrower and its Subsidiaries’ portion of their business that provides the supply of and aftermarket services for steam-generating, environmental, and auxiliary equipment for power generation and other industrial applications), (C) L/C Credit Extensions solely on account of the operations of Babcock & Wilcox MEGTEC Holdings, Inc. and its Subsidiaries, (D) L/C Credit Extensions solely on account of the operations of Babcock & Wilcox SPIG Inc., (E) L/C Credit Extensions on account of the operations of Babcock & Wilcox Loibl GmbH of an aggregate Outstanding Amount not to exceed €7,500,000 ~~1,500,000~~, (F) L/C Credit Extensions solely on account of the operations of Babcock & Wilcox Universal, Inc. and its Subsidiaries (other than Foreign Subsidiaries) and (G) other purposes upon prior written approval by the Administrative Agent and the Required Lenders.

(d)	Section 3.03 (Inability to Determine Rates) of the Credit Agreement shall be amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:
(a)    If in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof, (i) the Administrative Agent determines that (~~i~~A) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurocurrency Rate Loan or (~~ii~~B)(x) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan or in connection with an existing or proposed Base Rate Loan and (y) the circumstances described in Section 3.03(c)(i) do not apply (in each case with respect to this clause (a), “Impacted Loans”), or (~~b~~ii) the Required Lenders determine that for any reason the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Revolving Credit Borrowing of Base Rate Loans in the amount specified therein.
(b)     Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of this Section, the Administrative Agent, with the consent of the Borrower and in consultation with the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this Section, (2) the Administrative Agent or the affected Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.

(e)	Section 3.03 (Inability to Determine Rates) of the Credit Agreement shall be further amended by adding the following clause (c):
(c)     Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:
(i) adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii) the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or
(iii) syndicated loans in the U.S. market currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes (as defined below) and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment.

If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended, (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), and (y) the Eurocurrency Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

For the purposes hereof, “LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

For purposes hereof, “LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Borrower).

(f)	Section 6.34 (Completion of Vølund Project Milestones) of the Credit Agreement shall be amended and restated in its entirety as follows:
6.34     Completion of Vølund Project Milestones. The Borrower shall complete the specified milestones for each of the Vølund Projects in accordance with the schedule set forth on Exhibit A to Amendment No. 11.

(g)	Section 7.19 (Additional Charges) shall be amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:
Commencing with the quarter ending September 30, 2018, the Borrower shall not permit the actual costs, expenses, losses and/or reductions in Consolidated Net Income experienced in connection with the Vølund Projects contracts with the counterparties listed on Exhibit B to Amendment No. 5 to exceed $25,000,000 ~~$15,000,000~~, net of, to the extent such amounts are included in Consolidated Net Income, the dollar amounts of any Customer Concessions, netted against such costs, expenses, losses and/or reductions may not be used to satisfy the requirement set forth in Section 6.38.

(h)	The first paragraph of Section 10.01 (Amendments, Etc.) shall be amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:
Subject to Section 3.03(c), ~~N~~no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

2.	Amendment Fees
(a) The Borrower agrees to pay, or cause to be paid, to the Administrative Agent, for the account of each Revolving Credit Lender who consented to this Agreement by executing and delivering to the Administrative Agent a signature page hereto prior to the Amendment No. 11 Effective Date, an amendment fee equal to 40 basis points (.40%) of the portion of the Revolving Credit Facility held by such Revolving Credit Lender as of the Amendment No. 11 Effective Date payable in immediately available funds upon the Amendment No. 11 Effective Date (the “Revolving Credit Lender Amendment Fees”).
(b) The Borrower agrees to pay each Term Loan Lender who consented to this Agreement by executing and delivering to the Administrative Agent a signature page hereto prior to the Amendment No. 11 Effective Date, an amendment fee equal to $120,000, which shall be fully earned on the date hereof and payable immediately after the Revolving Credit Facility Termination Date in accordance with the terms of Section 11.01 (Payment Subordination) of the Credit Agreement.

3.	Effectiveness; Conditions Precedent.
The amendments contained herein shall only be effective upon the satisfaction or waiver of each of the following conditions precedent (the date of satisfaction or waiver, the “Amendment No. 11 Effective Date”):

(a)	the Administrative Agent shall have received each of the following documents or instruments in form and substance acceptable to the Administrative Agent:

(i)	counterparts of this Amendment executed by the Loan Parties, the Administrative Agent, and the Required Lenders;

(ii)
a certificate of the chief financial officer or treasurer of the Borrower certifying that as of the Amendment No. 11 Effective Date (A) all of the representations and warranties in this Amendment are true and correct in all material respects (or, to the extent any such representation and warranty is modified by a materiality or Material Adverse Effect standard, in all respects) as of such date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects (or, to the extent any such representation and warranty is modified by a materiality or Material Adverse Effect standard, in all respects) as of such earlier date), (B) no Default shall exist on, or would result from the occurrence of, the Amendment No. 11 Effective Date and (C) that since December 31, 2017, there have not occurred any facts, circumstances, changes, developments or events which, individually or in the aggregate, have constituted or would reasonably be expected to result in, a Material Adverse Effect; and

(iii)
a solvency certificate, executed by a Responsible Officer of the Borrower in form and substance reasonably acceptable to the Administrative Agent, which, among other things, shall certify that the Borrower will be Solvent as of the date hereof and after giving effect to the consummation of the Orion Sale (as defined in Amendment No. 7), on a pro forma basis; and

(b)
without prejudice to, or limiting the Borrower’s obligations under, Section 10.04 (Expenses; Indemnity; Damage Waiver) of the Credit Agreement, all outstanding fees, costs and expenses due to the Administrative Agent and the Revolving Credit Lenders, including on account of Freshfields Bruckhaus Deringer US LLP and FTI, shall have been paid in full to the extent that the Borrower has received an invoice therefor (with reasonable and customary supporting documentation) at least two Business Days prior to the Amendment No. 11 Effective Date (without prejudice to any post-closing settlement of such fees, costs and expenses to the extent not so invoiced); and

(c)	each of the representations and warranties made by the Borrower in Section 4 hereof shall be true and correct.

(d)	the Administrative Agent shall have received on account of each Revolving Credit Lender that consents to this Amendment, the Revolving Credit Lender Amendment Fees.
The Administrative Agent agrees that it will, upon the satisfaction or waiver of the conditions contained in this Section 3, promptly provide written notice to the Borrower and the Revolving Credit Lenders of the effectiveness of this Amendment.

4.	Representations and Warranties.
In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and the Lenders, for itself and for each other Loan Party, as follows:

(a)	that both immediately prior to and immediately after giving effect to this Amendment, no Default exists;

(b)
the representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof (except to the extent that such representations and warranties (i) specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and (ii) contain a materiality or Material Adverse Effect qualifier, in which case such representations and warranties shall be true and correct in all respects);

(c)
the execution, delivery and performance by the Borrower and the other Loan Parties of this Amendment and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate, limited liability company or partnership action, including the consent of shareholders, partners and members where required, do not contravene any Loan Party or any of its Subsidiaries’ respective Constituent Documents, do not violate any Requirement of Law applicable to any Loan Party or any order or decree of any Governmental Authority or arbiter applicable to any Loan Party and do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person in order to be effective and enforceable;

(d)	this Amendment has been duly executed and delivered on behalf of the Borrower and the other Loan Parties;

(e)
this Amendment constitutes a legal, valid and binding obligation of the Borrower and the other Loan Parties enforceable against the Borrower and the other Loan Parties in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, Debtor Relief Laws or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity; and

(f)
as of the date hereof, all Liens, security interests, assignments and pledges encumbering the Collateral, created pursuant to and/or referred to in the Credit Agreement or the other Loan Documents, are valid, enforceable, duly perfected to the extent required by the Loan Documents, non-avoidable, first priority liens, security interests, assignments and pledges (subject to Liens permitted by Section 7.02 of the Credit Agreement), continue unimpaired, are in full force and effect and secure and shall continue to secure all of the obligations purported to be secured in the respective Security Instruments pursuant to which such Liens were granted.

5.	Consent, Acknowledgement and Reaffirmation of Indebtedness and Liens.
By its execution hereof, each Loan Party, in its capacity under each of the Loan Documents to which it is a party (including the capacities of debtor, guarantor, grantor and pledgor, as applicable, and each other similar capacity, if any, in which such party has granted Liens on all or any part of its properties or assets, or otherwise acts as an accommodation party, guarantor, indemnitor or surety with respect to all or any part of the Obligations), hereby:

(a)	expressly consents to the amendments and modifications to the Credit Agreement effected hereby;

(b)
expressly confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which it is a party is, and all of the obligations and liabilities of such Loan Party to the Administrative Agent, the Lenders and each other Secured Party contained in the Loan Documents to which it is a party (in each case, as amended and modified by this Amendment), are and shall continue to be, in full force and effect and are hereby reaffirmed, ratified and confirmed in all respects and, without limiting the foregoing, agrees to be bound by and abide by and operate and perform under and pursuant to and comply fully with all of the terms, conditions, provisions, agreements, representations, undertakings, warranties, indemnities, guaranties, grants of security interests and covenants contained in the Loan Documents;

(c)
to the extent such party has granted Liens or security interests on any of its properties or assets pursuant to any of the Loan Documents to secure the prompt and complete payment, performance and/or observance of all or any part of its Obligations to the Administrative Agent, the Lenders, and/or any other Secured Party, acknowledges, ratifies, remakes, regrants, confirms and reaffirms without condition, all Liens and security interests granted by such Loan Party to the Administrative Agent for their benefit and the benefit of the Lenders, pursuant to the Credit Agreement and the other Loan Documents, and acknowledges and agrees that all of such Liens and security interests are intended and shall be deemed and construed to continue to secure the Obligations under the Loan Documents, as amended, restated, supplemented or otherwise modified and in effect from time to time, including but not limited to, the Loans made by, and Letters of Credit provided by, the Administrative Agent and the Lenders to the Borrower and/or the other Loan Parties under the Credit Agreement, and all extensions renewals, refinancings, amendments or modifications of any of the foregoing;

(d)	agrees that this Amendment shall in no manner impair or otherwise adversely affect any of the Liens and security interests granted in or pursuant to the Loan Documents; and

(e)
acknowledges and agrees that: (i) the Guaranty and any obligations incurred thereunder, have been provided in exchange for “reasonably equivalent value” (as such term is used under the Bankruptcy Code and applicable state fraudulent transfer laws) and “fair consideration” (as such term is used under applicable state fraudulent conveyance laws) and (ii) each grant or perfection of a Lien or security interest on any Collateral provided in connection with Loan Documents, this Amendment and/or any negotiations with the Administrative Agent and/or the Lenders in connection with a “workout” of the Obligations is intended to constitute, and does constitute, a “contemporaneous exchange for new value” (as such term is used in Section 547 of the Bankruptcy Code).

6.	Releases; Waivers.

(a)
By its execution hereof, each Loan Party (on behalf of itself and its Affiliates) and its successors-in-title, legal representatives and assignees and, to the extent the same is claimed by right of, through or under any Loan Party, for its past, present and future employees, agents, representatives, officers, directors, shareholders, and trustees (each, a “Releasing Party” and collectively, the “Releasing Parties”), does hereby remise, release and discharge, and shall be deemed to have forever remised, released and discharged, the Administrative Agent, the Lenders and each of the other Secured Parties, and the Administrative Agent’s, each Lenders’ and each other Secured Party’s respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, affiliates, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom any of the foregoing would be liable if such persons or entities were found to be liable to any Releasing Party, or any of them (collectively hereinafter the “Lender Parties”), from any and all manner of action and actions, cause and causes of action, claims, charges, demands, counterclaims, suits, covenants, controversies, damages, judgments, expenses, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including, without limitation, any so called “lender liability” claims, claims for subordination (whether equitable or otherwise), interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses and incidental, consequential and punitive damages payable to third parties, or any claims arising under 11 U.S.C. §§ 541-550 or any claims for avoidance or recovery under any other federal, state or foreign law equivalent), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore have accrued against any of the Lender Parties under the Credit Agreement or any of the other Loan Documents, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing occurring at or from any time prior to and including the date hereof, in all cases of the foregoing in any way, directly or indirectly arising out of, connected with or relating to the Credit Agreement or any other Loan Document and the transactions contemplated thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing (each, a “Claim” and collectively, the “Claims”), in each case, other than Claims arising from Lender Parties’ gross negligence, fraud, or willful misconduct. Each Releasing Party further stipulates and agrees with respect to all Claims, that it hereby waives, to the fullest extent permitted by applicable law, any and all provisions, rights, and benefits conferred by any applicable U.S. federal or state law, or any principle of common law, that would otherwise limit a release or discharge of any unknown Claims pursuant to this Section 6.

(b)
By its execution hereof, each Loan Party hereby (i) acknowledges and confirms that there are no existing defenses, claims, subordinations (whether equitable or otherwise), counterclaims or rights of recoupment or setoff against the Administrative Agent, the Lenders or any other Secured Parties in connection with the Obligations or in connection with the negotiation, preparation, execution, performance or any other matters relating to the Credit Agreement, the other Loan Documents or this Amendment and (ii) expressly waives any setoff, counterclaim, recoupment, defense or other right that such Loan Party now has against the Administrative Agent, any Lender or any of their respective affiliates, whether in connection with this Amendment, the Credit Agreement and the other Loan Documents, the transactions contemplated by this Amendment or the Credit Agreement and the Loan Documents, or any agreement or instrument relating thereto.

7.	Entire Agreement.
This Amendment, the Credit Agreement (including giving effect to the amendments set forth in Section 1 above), and the other Loan Documents (collectively, the “Relevant Documents”), set forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to any other party in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or cancelled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement.

8.	Full Force and Effect of Credit Agreement.
This Amendment is a Loan Document (and the Borrower and the other Loan Parties agree that the “Obligations” secured by the Collateral shall include any and all obligations of the Loan Parties under this Amendment). Except as expressly modified hereby, all terms and provisions of the Credit Agreement and all other Loan Documents remain in full force and effect and nothing contained in this Amendment shall in any way impair the validity or enforceability of the Credit Agreement or the Loan Documents, or alter, waive, annul, vary, affect, or impair any provisions, conditions, or covenants contained therein or any rights, powers, or remedies granted therein. This Amendment shall not constitute a modification of the Credit Agreement or any of the other Loan Documents or a course of dealing with Administrative Agent or the Lenders at variance with the Credit Agreement or the other Loan Documents such as to require further notice by Administrative Agent or any Lender to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future, except in each case as expressly set forth herein. The Borrower acknowledges and expressly agrees that Administrative Agent and the Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Credit Agreement and the other Loan Documents (subject to any qualifications set forth therein), as amended herein.

9.	Counterparts; Effectiveness.
This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Section 3 above, this Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, electronic email or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

10.	Governing Law; Jurisdiction; Waiver of Jury Trial.
THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Sections 10.04, 10.14 and 10.15 of the Credit Agreement are hereby incorporated by herein by this reference.

11.	Severability.
If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavour in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.	References.
All references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement and each reference to the “Credit Agreement”, (or the defined term “Agreement”, “thereunder”, “thereof” of words of like import referring to the Credit Agreement) in the other Loan Documents shall mean and be a reference to the Credit Agreement as amended hereby and giving effect to the amendments contained in this Amendment.

13.	Successors and Assigns.
This Amendment shall be binding upon the Borrower, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Lenders and the Administrative Agent and the respective successors and assigns of the Borrower, the Lenders and the Administrative Agent.

14.	Lender Acknowledgment.
Each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender, unless the Administrative Agent shall have received notice from such Lender prior to the proposed Amendment No. 11 Effective Date specifying its objection thereto.

15.	Amendments.
This Amendment may be amended, supplemented or otherwise modified only by a written agreement signed by the Borrower, the other Loan Parties, the Administrative Agent and the Required Lenders and none of the provisions hereof may be waived without the prior written consent of the Administrative Agent and the Required Lenders.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.
BABCOCK & WILCOX ENTERPRISES, INC.

By: /s/ Orville Lunking
Name: Orville Lunking
Title:    Vice President & Treasurer

Acknowledged and Agreed for purposes of Sections 1, 5,
and 6 of the Amendment:

AMERICON EQUIPMENT SERVICES, INC.
AMERICON, LLC
BABCOCK & WILCOX CONSTRUCTION CO., LLC
BABCOCK & WILCOX EBENSBURG POWER, LLC
BABCOCK & WILCOX EQUITY INVESTMENTS, LLC
BABCOCK & WILCOX HOLDINGS, LLC
BABCOCK & WILCOX INDIA HOLDINGS, INC.
BABCOCK & WILCOX INTERNATIONAL SALES AND SERVICE CORPORATION
BABCOCK & WILCOX INTERNATIONAL, INC.
BABCOCK & WILCOX MEGTEC HOLDINGS, INC.
BABCOCK & WILCOX MEGTEC, LLC
BABCOCK & WILCOX POWER GENERATION GROUP CANADA CORP.
BABCOCK & WILCOX SPIG, INC.
BABCOCK & WILCOX TECHNOLOGY, LLC
BABCOCK & WILCOX UNIVERSAL, INC.
BABCOCK & WILCOX DE MONTERREY, S.A. DE C.V.
DELTA POWER SERVICES, LLC
DIAMOND OPERATING CO., INC.
DIAMOND POWER AUSTRALIA HOLDINGS, INC.

By: /s/ Robert P. McKinney
Name: Robert P. McKinney
Title:    Assistant Secretary

DIAMOND POWER CHINA HOLDINGS, INC.
DIAMOND POWER EQUITY INVESTMENTS, INC.
DIAMOND POWER INTERNATIONAL, LLC
DPS ANSON, LLC
DPS BERLIN, LLC
DPS CADILLAC, LLC
DPS FLORIDA, LLC
DPS GREGORY, LLC
DPS MECKLENBURG, LLC
DPS PIEDMONT, LLC
EBENSBURG ENERGY, LLC
MEGTEC ENERGY & ENVIRONMENTAL LLC
MEGTEC INDIA HOLDINGS, LLC
MEGTEC SYSTEMS AUSTRALIA INC.
MEGTEC TURBOSONIC INC.
MEGTEC TURBOSONIC TECHNOLOGIES, INC.
MTS ASIA, INC.
O&M HOLDING COMPANY
POWER SYSTEMS OPERATIONS, INC.
SOFCO EFS HOLDINGS LLC
THE BABCOCK & WILCOX COMPANY
UNIVERSAL AET HOLDINGS, LLC
UNIVERSAL SILENCER MEXICO II, LLC
UNIVERSAL SILENCER MEXICO, LLC

By: /s/ Robert P. McKinney
Name: Robert P. McKinney
Title:    Assistant Secretary

EBENSBURG INVESTORS LIMITED PARTNERSHIP

By: BABCOCK & WILCOX EBENSBURG POWER, LLC, as General Partner

By: /s/ Robert P. McKinney
Name: Robert P. McKinney
Title:    Assistant Secretary

Administrative Agent:

BANK OF AMERICA, N.A., as Administrative Agent

By:_/s/Bridgett J. Manduk Mowry
Name: Bridgett J. Manduk Mowry
Title: Vice President

Lenders:

BANK OF AMERICA, N.A., As Lender and Swing Line Lender

By: /s/Tyler D. Levings
Name: Tyler D. Levings
Title: Director

Branch Banking and Trust Company, as Lender

By: Justin K. Higgins
Name: Justin K. Higgins
Title: Senior Vice President

CITIZENS BANK OF PENNSYLVANIA, as Lender
By: /s/ David W. Stack
Name: David W. Stack
Title: Senior Vice President

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Lender

By: /s/ Yurly A. Teyganov
Name: Yurly A. Teyganov
Title: Director

By: /s/ Kathleen Sweeney
Name: Kathleen Sweeney
Title: Managing Director

HANCOCK WHITNEY BANK, as Lender
By: /s/ Eric K. Sander
Name: Eric K. Sander
Title: Vice President

MUFG Bank, Ltd., as Lender
By: /s/ David Helffrich
Name: David Helffrich
Title: Director

The Northern Trust Co., as Lender
By: /s/ Robert P. Veltman
Name: Robert P. Veltman
Title: Vice President

TD Bank, N.A., as Lender
By: /s/ Bethany H. Buitenhuys
Name: Bethany H. Buitenhuys
Title: Vice President

THE BANK OF NOVA SCOTIA, as Lender
By: /s/ Justin Mitges
Name: Justin Mitges
Title: Senior Manager
THE BANK OF NOVA SCOTIA, as Lender
By: /s/ Rocco Fabiano
Name: Rocco Fabiano
Title: Vice President

UniCredit Bank AG, New York Branch, as Lender
By: /s/ Michael D. Novellino
Name: Michael D. Novellino
Title: Director

By: /s/ Scott Obeck
Name: Scott Obeck
Title: Director

U.S. Bank, N.A, as Lender
By: /s/ David C. Heyson
Name: David C. Heyson
Title: Senior Vice President

COMPASS Bank dba BBVA COMPASS, as Lender

By: /s/ Bruce Bingham
Name: Bruce Bingham
Title: Vice President

JP Morgan Chase Bank, N.A., as Lender
By: /s/ Patricia S. Carpen
Name: Patricia S. Carpen
Title: Executive Director

PNC Bank, National Association, as Lender
By: /s/ Mark Starnes
Name: Mark Starnes
Title: Vice President

Well Fargo Bank, National Association, as Lender
By: /s/ Reginald T. Dawson
Name: Reginal T. Dawson
Title: Senior Vice President

BNP Paribas, as Lender
By: /s/ Pierre Nicolas Rogers
Name: Pierre Nicolas Rogers
Title: Managing Director
BNP Paribas, as Lender
By: /s/ Joseph Mack
Name: Joseph Mack
Title: Vice President

B. RILEY FBR, INC., as Lender
By: /s/ Bryant Riley
Name: Bryant Riley
Title: Executive Officer

Exhibit A-Vølund Project Milestones

Project	Milestone(s)/Date
ARC	Preliminary Takeover / January 31, 2019
SKV40	Takeover / October 31, 2018
Templeborough	Takeover / November 30, 2018
Margam	Takeover / December 15, 2018
Teesside	• Successful completion of G59 Test / September 30, 2018 • Takeover / October 31, 2019
Dunbar	Takeover / November 30, 2018